                                POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Carl Frischling, Jules Buchwald or Joanne Doldo, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities as a director of TRANS ADVISER FUNDS, INC.. a Maryland corporation, to sign on his or its behalf any and all Registration Statements (including any pre-effective and post-effective amendments) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments or supplements thereto, and other documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

DATED this 12 day of September, 1995


                                             /s/ William H. Lomicka
                                             ----------------------
                                               William H. Lomicka